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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2005 with respect to the combined financial statements and schedule of Expedia, Inc. included in Amendment No. 2 to the joint Registration Statement on Form S-4 (SEC File Nos. 333-124303 and 333-124303-01) and related Proxy Statement/Prospectus of IAC/InterActiveCorp and Expedia, Inc.

                      /s/ Ernst & Young LLP

New York, New York
June 16, 2005

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Consent of Independent Registered Public Accounting Firm